EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2003, except for Note 20, which is as of September 3, 2003 and Note 21, which is as of December 29, 2003 relating to the consolidated financial statements, and our report dated February 21, 2003 relating to the consolidated financial statement schedule, which appear in Alamosa Holdings, Inc.'s Form 8-K, dated January 5, 2004.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 27, 2004